THIRD EXTENSION & FORBEARANCE AGREEMENT

THIS THIRD EXTENSION & FORBEARANCE AGREEMENT (the “Agreement”) is made between the Kay M. Gumbinner Trust, a Virginia trust (“Holder”) and Innovative Logistics Techniques, Inc. a Virginia corporation and Innolog Holdings Corporation, a Nevada corporation, each with its principal place of business in Virginia (together, “Innolog” or “Maker”) (collectively referred to as the “Parties”).

RECITALS

A.           The Parties have entered into that certain Second Extension & Forbearance Agreement dated as of March 25, 2011 (“2d Extension”).

B.           The parties desire to amend the 2d Extension as provided herein.

NOW THEREFORE, for good and valuable consideration, the sufficiency of which is hereby acknowledged by the Parties, and in further consideration of the covenants and promises, agreements and premises set forth below, the Parties agree as follows:

1.           Binding Effect of Recitals.  The above Recitals are incorporated into this Agreement by reference.  Capitalized terms not otherwise defined herein shall have the meanings provided in the 2d Extension.

2.           Indebtedness. Maker acknowledges and agrees that Maker is in default under the 2d Extension and that as of April 20, 2011 Seventy-Five Thousand Dollars and 00/100 ($75,000) is due and owing to Holder.

3.     Forebearance Fee/Conditions of Forebearance.  In consideration of Holder forebearing to exercise its rights and extending Innolog shall pay to Holder the following:

a.   $7,500 by wire transfer by 5:00 PM, Wednesday, April 20, 2011.

b.           75,000 warrants on the same terms and conditions as provided in the 2d Extension.  Those warrants and the warrants that were to be delivered under the 2d Extension shall be delivered to Holder by March 31, 2011.

c.   $82,500 paid by wire transfer by 3:00 PM, Friday, May 20, 2011.

d.        There shall be an additional late fee of ten percent (10%) of the total Obligations then outstanding if any of the payment listed in items a, b or c are not made at or before the times required above, and an additional ten percent (10%) of any amount outstanding (including late fees and interest) each thirty (30) days thereafter.

4.           Security.  The obligations hereunder are secured by the Confession of Judgment and security contained in the Notes, i.e, accounts receivable of ILT and the security agreement executed in connection with the 2d Extension.

5.           Loan Documents.  This Agreement shall not constitute a novation of any of the Loan Documents or the 2d Extension, and the Loan Documents and 2d Extension shall remain in full force and effect subject only to Holder's agreement to forbear as set forth herein.  All of the other terms of the Loan Documents and 2d Extension shall remain in full force and effect and Holder shall have and maintain all of its rights thereunder, including having additional Late Fees.

6.           Release and Waiver.  Maker hereby acknowledge and stipulate that they have no claims or causes of action against Holder of any kind whatsoever, whether arising out of the Loan Documents or out of the negotiation, execution and delivery of this Agreement.  Innolog hereby release Holder from any and all claims, causes of action, demands and liabilities of any kind whatsoever whether direct or indirect, fixed or contingent, liquidated or nonliquidated, disputed or undisputed, known or unknown, which Innolog have or may acquire in the future relating in any way to any event, circumstance, action or failure to act by Holder in connection with any of the Obligations, from its inception through the date of this Agreement.

7.           No Obligation to Extend Future Forbearances; No Waiver.  Innolog acknowledge and agree that Holder is not obligated and does not agree to extend any other or future forbearances except as expressly set forth herein. This Agreement shall not constitute a waiver by Holder of any of Innolog' defaults under the Loan Documents.  Except as expressly provided herein, Holder reserves all of its rights and remedies under each of the Loan Documents.  No action or course of dealing on the part of Holder, its officers, employees, consultants, or agents, nor any failure or delay by Holder with respect to exercising any right, power or privilege of Holder under the Note, any other Loan Document, or this Agreement, shall operate as a waiver thereof, except to the extent expressly provided herein.

8.           Authority to Execute Agreement/Signatures. The Parties warrant that they are fully empowered and authorized to execute this Agreement and that the person signing on behalf of each party is fully authorized to do so.  The Parties warrant and represent that there are no additional entities or persons affiliated with any of the parties hereto who are necessary to effectuate this Agreement.

9.           Miscellaneous. This Agreement may be executed in two or more identical counterparts, all of which constitute one and the same Agreement.  Facsimile and electronic signatures will have the same force and effect as originals.

CONFESSED JUDGMENT

THIS INSTRUMENT CONTAINS A CONFESSION OF JUDGMENT PROVISION WHICH CONSTITUTES A WAIVER OF IMPORTANT RIGHTS YOU MAY HAVE AS A DEBTOR AND ALLOWS THE HOLDER TO OBTAIN A JUDGMENT AGAINST YOU WITHOUT ANY FURTHER NOTICE.

Maker, Innolog Holdings Corporation and Innovative Logistics Techniques, Inc., jointly and severally (hereinafter referred to as “Debtor”), promise to pay to the order of Holder the sum of EIGHTY-TWO THOUSAND FIVE HUNDRED DOLLARS AND ZERO CENTS ($82,500.00),  plus a Late Fee of EIGHT THOUSAND TWO HUNDRED FIFTY Dollars and 00/100 cents ($8,750.00); plus EIGHTY THOUSAND DOLLARS ($80,000) in connection with the Warrants; plus interest at 18% per annum, compounded daily, from the May 20, 2011, until paid, including and after the recording of this confession of judgment, plus all costs of collection, including all attorneys’ fees, less credit for any payments made (and common stock received from the Warrants).

Debtor hereby appoints the following persons, or any one of them, as the undersigned’s attorney-in-fact for the purpose of confessing judgment in favor of KAY M. GUMBINNER TRUST and Robert Gumbinner and Fred Gumbinner, trustees under a trust agreement dated January 9, 2008 (known as the Kay M. Gumbinner Trust), to wit:

Richard A. Golden, of 10627 Jones Street, #101B, Fairfax, Virginia 22030
Randall Borden, of 10627 Jones Street, #201A, Fairfax, Virginia 22030.

The undersigned’s said attorneys in fact are explicitly authorized, whether a suit, motion or action be pending for the indebtedness or not, to confess judgment in favor of the KAY M. GUMBINNER TRUST and Robert Gumbinner and Fred Gumbinner, trustees under a trust agreement dated January 9, 2008 (known as the Kay M. Gumbinner Trust), in the amount of $171,250.00, plus all costs and expenses of collection (including attorneys’ fees), plus interest from the earlier of May 20, 2011 and date of judgment so confessed at the rate of 18% per annum, compounded daily, or such lesser amount of principal plus interest as the creditor may be willing to accept.

Such confession of judgment may be made in the clerk’s office of the circuit court in the Commonwealth of Virginia, located at Fairfax, Virginia.

Furthermore, Maker, jointly and severally acknowledge the Holders right to pursue the security and accounts receivable securing the Obligations and the Confessed Judgment.  Debtor hereby expressly waives the benefit of any homestead exemption as to this debt and waives demand, protest, notice of presentment, notice of protest, and notice of non-payment and dishonor of this note.

Debtor agrees this confessed judgment note is provided not in payment of, but as additional security for and evidence of obligations due to the Holder under the Loan Documents and this Agreement.
IN WITNESS WHEREOF, the Holder and Innolog have executed this Agreement as of the date set forth below.

KAY M. GUMBINNER TRUST,	INNOVATIVE LOGISTICS TECHNIQUES, INC.
Trustee or its Duly Authorized and Empowered Representative or Attorney in Fact

By:	By:

Robert Gumbinner,	William P. Danielczyk, Chairman &/or Executive
Trustee	Chairman

Dated as of: April 19, 2011	Dated as of: April 19, 2011

INNOLOG HOLDINGS CORPORATION

By:

William P. Danielczyk, Chairman &/or Executive
Chairman

Dated as of: April 19, 2011